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                                                                    Exhibit 99.4

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            TRANSITION SYSTEMS, INC.

              SPECIAL MEETING OF STOCKHOLDERS -- DECEMBER 30, 1998

     The undersigned stockholder of Transition Systems, Inc. ("TSI"), hereby appoints Robert F. Raco, Christine Shapleigh and Paula J. Malzone, or any of them, with power of substitution, as proxies of the undersigned to attend the Special Meeting of Stockholders of TSI to be held on December 30, 1998, at 10:00 A.M., local time, at the offices of Foley, Hoag & Eliot LLP, located at One Post Office Square, Boston, Massachusetts, and any adjournment thereof, and to vote the number of shares of Common Stock the undersigned would be entitled to vote if personally present as indicated on the reverse side of this proxy card.

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
                                          PLEASE BE SURE TO COMPLETE AND SIGN
    SEE REVERSE SIDE                         THE PROXY ON THE REVERSE SIDE.                          SEE REVERSE SIDE
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[X] PLEASE MARK
VOTES AS IN
     THIS EXAMPLE.

     THIS PROXY WILL BE VOTED AS YOU SPECIFY BELOW AND AS TO OTHER MATTERS THE UNDERSIGNED HEREBY CONFERS DISCRETIONARY AUTHORITY UPON SAID PROXIES. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR APPROVAL OF THE MERGER AND THE MERGER AGREEMENT.

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
     To approve and adopt the Agreement and Plan of Merger       FOR      AGAINST    ABSTAIN
(the "Merger Agreement") dated as of October 29, 1998 among      [ ]        [ ]        [ ]
TSI, Eclipsys Corporation ("Eclipsys") and its wholly-owned
subsidiary Exercise Acquisition Corp. ("Merger Sub"),
pursuant to which Merger Sub will be merged into TSI, with
TSI becoming a wholly-owned subsidiary of Eclipsys (the
"Merger"), and to approve and adopt the Merger.
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     The undersigned hereby revokes any proxy to vote said shares heretofore given and acknowledges receipt of the Notice of Special Meeting of Stockholders and the Joint Proxy Statement/Prospectus, both dated December 4, 1998.

     If the address below is incorrect or the zip code is missing, please indicate corrections or provide zip code to facilitate future mailings.

                                           PLEASE VOTE, SIGN, DATE AND PROMPTLY
                                           RETURN THIS PROXY USING THE ENCLOSED
                                           ENVELOPE.

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
                                                                MARK HERE FOR        [ ]             MARK HERE IF          [ ]
                                                                ADDRESS CHANGE                       YOU PLAN TO
                                                               AND NOTE AT LEFT                   ATTEND THE MEETING
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                                           NOTE: Please sign this proxy exactly
                                           as your name or names appears hereon.
                                           Joint owners should each sign
                                           personally. If signing as Attorney,
                                           Executor, Administrator, Guardian or
                                           Trustee, please give full title and
                                           evidence of authority to act. If a
                                           corporation, please sign full
                                           corporate name by duly authorized
                                           officer or officers, affix corporate
                                           seal and attach certified copy of
                                           resolution or by-law evidencing
                                           authority.

Signature: ________________________ Date:  ______________ Signature: ___________